UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      May 25, 2007

ROCKY BRANDS, INC.

(Exact name of registrant as specifýed in its charter)

Ohio	0-21026	31-1364046

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifýcation No.)

39 East Canal Street, Nelsonville, Ohio	45764

(Address of principal executive offýces)	(Zip Code)
Registrant’s telephone number, including area code     (740) 753-1951
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K fýling is intended to simultaneously satisfy the fýling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.
     On May 25, 2007, Rocky Brands, Inc. (the “Company”) and certain of its subsidiaries entered into a Note Purchase Agreement (the “Note Agreement”) with the note purchasers party thereto (each a “Purchaser” and collectively, the “Purchasers”), and Laminar Direct Capital L.P. (“Laminar”), as collateral agent for the Purchasers. Also, on May 25, 2007, the Company and certain of its subsidiaries entered into an Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with the financial institutions party thereto (each a “Lender” and collectively, the “Lenders”), and GMAC Commercial Finance LLC (“GMAC CF”), as administrative agent and sole lead arranger for the Lenders. (The Note Agreement and the Amended Loan Agreement are referred to herein as the “Agreements.”)
     The Purchasers purchased, in the aggregate, $40 million in fixed rate Second Priority Senior Secured Notes (the “Notes”) from the Company. The Notes were sold in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes accrue interest at a fixed rate of 11.50% and are due on May 25, 2012. The Company used a portion of the proceeds from the sale of the Notes to repay all outstanding amounts under its existing term loans, including a $15 million term loan with a second lien lender at an interest rate of LIBOR plus 8.5% and $16 million amortizing term loans with GMAC CF at an interest rate of LIBOR plus 3.5%.
     The foregoing description of the Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreements. Copies of the Agreements are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of May 25, 2007, by and among Rocky Brands, Inc., Lifestyle Footwear, Inc., Rocky Brands Wholesale LLC, and Rocky Brands Retail LLC, as the Loan Parties, the purchasers party thereto (each a “Purchaser” and collectively, the “Purchasers”), and Laminar Direct Capital L.P., as collateral agent for the Purchasers.

10.2	Amended and Restated Loan and Security Agreement, dated as of May 25, 2007, by and among Rocky Brands, Inc., Lifestyle Footwear, Inc., Rocky Brands Wholesale LLC, and Rocky Brands Retail LLC, as Borrowers, the financial institutions party thereto (each a “Lender” and collectively, the “Lenders”), and GMAC Commercial Finance LLC, as administrative agent and sole lead arranger for the Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.
Date: May 30, 2007	By:	/s/ James E. McDonald

James E. McDonald, Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of May 25, 2007, by and among Rocky Brands, Inc., Lifestyle Footwear, Inc., Rocky Brands Wholesale LLC, and Rocky Brands Retail LLC, as the Loan Parties, the purchasers party thereto (each a “Purchaser” and collectively, the “Purchasers”), and Laminar Direct Capital L.P., as collateral agent for the Purchasers.

10.2	Amended and Restated Loan and Security Agreement, dated as of May 25, 2007, by and among Rocky Brands, Inc., Lifestyle Footwear, Inc., Rocky Brands Wholesale LLC, and Rocky Brands Retail LLC, as Borrowers, the financial institutions party thereto (each a “Lender” and collectively, the “Lenders”), and GMAC Commercial Finance LLC, as administrative agent and sole lead arranger for the Lenders.

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